Registration No. 333-275209

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEALTHY CHOICE WELLNESS CORP.

(Exact name of registrant as specified in its charter)

Delaware	5411	88-4128927
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(Employer Identification Number)

3800 North 28th Way

Hollywood, FL 33020

(305) 600-5004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Holman

Chief Executive Officer

3800 North 28th Way

Hollywood, FL 33020

(305) 600-5004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin, T. Schrier, Esq.

Cozen O’Connor

200 S. Biscayne Boulevard

30th Floor

Miami, FL 33131

Tel: 305-704-5954

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-275209

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

This Post-Effective Amendment to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(c) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is a post-effective amendment to the registration statement on Form S-3 (File No. 333-275209) of Healthy Choice Wellness Corp. (the “Registrant”) filed initially with the Securities and Exchange Commission (the “SEC”) on October 27, 2023 (the “Registration Statement”), as originally declared effective on September 12, 2024. This purpose of this post-effective amendment to the Registration Statement is to file Exhibit 10.8 which corrects a scrivener’s error in the prior exhibit and clarifies the existence of two classes of common stock. No other changes have been made to the Registration Statement. Accordingly, the amendment consists only of the facing page, this explanatory note and Item 16 of the Registration Statement. This post-effective amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

Item 16. Exhibits and Consolidated Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-275209 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit		Incorporated by Reference				Filed or Furnished
No.	Exhibit Description	Form	File No.	Date	Number	Herewith

10.8	Amended and Restated Separation and Distribution Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp., dated September 13, 2024					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hollywood, State of Florida, on September 19, 2024.

Healthy Choice Wellness Corp.

By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey E. Holman
Jeffrey E. Holman	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2024

/s/ John Ollet
John Ollet	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	September 19, 2024

*
Ben Myers	Director	September 19, 2024

*
Gary Bodzin	Director	September 19, 2024

/s/ Michael Lerman
Michael Lerman	Director	September 19, 2024

*By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Attorney-In-Fact